Exhibit 16.2

March 12, 2008

Office of the Chief Accountant,

Division of Corporation Finance

100 F Street NE

Washington, DC 20549-7561

Re:	Pipeline Data, Inc.
Commission File Number: (333-121840)

Dear Sirs:

We have read Item 4.02 of the Form 8-K/A, dated November 28, 2007, being filed by Pipeline Data, Inc. and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with the other statements made therein.

/s/ J.H. Cohen LLP

J.H. Cohn LLP

Roseland, New Jersey